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                                                                       EXHIBIT 5

                                August 19, 1999



Affymetrix, Inc.
3380 Central Expressway
Santa Clara, CA 95051

          Re: Affymetrix, Inc. Registration Statement for Offering of an Aggregate of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock under the 1998 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 1998 Stock Incentive Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                 Very truly yours,

                                 /s/ Gunderson Dettmer Stough
                                     Villeneuve Franklin & Hachigian, LLP

                                 Gunderson Dettmer Stough
                                 Villeneuve Franklin & Hachigian, LLP